UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Filed by a party other than the Registrant [  ]

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[ ]	Definitive additional materials.
[ ]	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

FORMFACTOR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FORMFACTOR, INC.

2140 Research Drive
Livermore, California 94550

April 22, 2004

2004 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of FormFactor, Inc., which will be held at our offices located at 2020 Research Drive, Livermore, California, on Thursday, May 13, 2004, at 3:00 p.m., Pacific Daylight Time.

      The agenda for the Annual Meeting is described in detail in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. We urge you to carefully review the attached proxy materials.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote by completing, dating, signing and promptly returning the accompanying proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares may be represented at the Annual Meeting. Returning the accompanying proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

      We thank you for your support and look forward to seeing you at the Annual Meeting.

With best regards,

DR. IGOR Y. KHANDROS
President and Chief Executive Officer

Livermore, California

April 22, 2004

FORMFACTOR, INC.

2140 Research Drive
Livermore, California 94550

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2004

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of FormFactor, Inc. will be held at our offices located at 2020 Research Drive, Livermore, California, on Thursday, May 13, 2004, at 3:00 p.m., Pacific Daylight Time, for the following purposes:

1. To elect two Class I directors to our Board of Directors, each to serve on our Board of Directors until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees are:

Dr. William H. Davidow
Dr. Igor Y. Khandros

2. To ratify the selection of PricewaterhouseCoopers LLP as FormFactor’s independent auditor for the fiscal year ending December 25, 2004.

3. To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders of our company who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof is April 8, 2004. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at FormFactor’s principal executive offices.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote by completing, dating, signing and promptly returning the accompanying proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares may be represented at the Annual Meeting. Returning the accompanying proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

By Order of the Board of Directors

STUART L. MERKADEAU
Secretary

Livermore, California

April 22, 2004

      The information in the Report of the Audit Committee, the Report of the Compensation Committee and the Stock Price Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference into such filings. In addition, this information shall not otherwise be deemed to be “soliciting material” or to be filed under those Acts.

FORMFACTOR, INC.

2140 Research Drive
Livermore, California 94550

PROXY STATEMENT

FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

April 22, 2004

GENERAL

      These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of FormFactor, Inc., a Delaware corporation, with respect to the 2004 Annual Meeting of Stockholders to be held at our offices located at 2020 Research Drive, Livermore, California, on Thursday, May 13, 2004, at 3:00 p.m., Pacific Daylight Time, and at any adjournment or postponement of the Annual Meeting.

      We are sending this Proxy Statement and the accompanying proxy to our stockholders on or about April 22, 2004. Our Annual Report for the fiscal year ended December 27, 2003 will be included in the mailing of this Proxy Statement to our stockholders.

Purpose of Annual Meeting

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

Voting and Solicitation

      Record Date. Only stockholders of record of our common stock at the close of business on April 8, 2004, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, we had 37,449,745 shares of FormFactor common stock outstanding and entitled to vote, which were held by 245 stockholders of record.

      Voting Rights. Holders of our common stock are entitled to one vote for each share held as of the record date. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees for director and the selection of PricewaterhouseCoopers LLP as our independent auditor, all as presented in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement. Please note that if your shares of our common stock are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

      Quorum. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

      Vote Required to Approve Proposals. With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Stockholders may not cumulate votes in the election of directors. Approval and adoption of Proposal No. 2 requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting. The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any other proposal by the stockholders.

      Effect of Abstentions and Broker Non-Votes. Abstentions will have no effect with regard to the election of directors, since approval of a percentage of shares present or outstanding is not required for this proposal, but will have the same effect as negative votes with regard to all other matters. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Brokers that are members of certain exchanges are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals, such as all of the proposals to be voted on at the Annual Meeting. If a broker votes shares that are not voted by its clients for or against a proposal, those shares are considered present and entitled to vote at the Annual Meeting, and will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. Although all of the proposals to be voted on at the meeting are considered “routine,” where a proposal is not “routine,” a broker who has received no instructions from its clients generally does not have discretion to vote its clients’ unvoted shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether a quorum is present, but would not be considered entitled to vote on the proposal and would not be taken into account in determining the outcome of the non-routine proposal.

Recommendations of our Board of Directors

      Proposal No. 1. Our Board of Directors recommends a vote FOR the election of Dr. Igor Y. Khandros and Dr. William H. Davidow to our Board of Directors as Class I directors.

      Proposal No. 2. Our Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 25, 2004.

How to Vote

      Voting by Mail. By completing, dating, signing and returning the proxy accompanying this Proxy Statement in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States), you are authorizing the individuals named on the proxy, who are officers of FormFactor and are known as proxy holders, to vote your shares at the Annual Meeting in the manner that you indicate. We encourage you to sign and return the proxy even if you plan to attend the Annual Meeting. In this way, your shares will be voted if you are unable to attend the Annual Meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please complete, date, sign and return all proxies to ensure that all of your shares of our common stock are voted at the Annual Meeting.

      Voting in Person. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker, bank or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of such shares.

Revocability of Proxies

      Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting, or at the Annual Meeting prior to the commencement of voting at the Annual Meeting. A proxy may be revoked by any of the following methods:

•	a written instrument delivered to us stating that the proxy is revoked;

•	a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

•	attendance at the Annual Meeting and voting in person.

Please note, however, that if a stockholder’s shares of our common stock are held of record by a broker, bank or other nominee and that stockholder wishes to vote such shares at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of such shares.

Adjournment of Annual Meeting

      In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Expenses of Soliciting Proxies; Solicitation

      We will pay the entire cost for soliciting proxies to be voted at the Annual Meeting, including the preparation, assembly, printing and mailing of these proxy materials. Copies of these proxy materials will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In these cases, we may reimburse the record holders for their reasonable expenses for forwarding proxy materials to, and obtaining authority to execute proxies from, such beneficial owners. Following the original mailing of these proxy materials, our directors, officers and employees may also solicit proxies by mail, telephone or in person. We will not pay any compensation to these individuals for their proxy solicitation efforts, but we may reimburse them for reasonable out-of pocket expenses in connection with any solicitation. In addition, we have engaged a proxy solicitation firm, The Altman Group, Inc., to assist in the solicitation of proxies from our stockholders. We expect that the fees of the proxy solicitation firm will not exceed $5,000, plus reasonable out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The first proposal is to elect two Class I directors to our Board of Directors. The Class I nominees are Dr. Igor Y. Khandros and Dr. William H. Davidow, who are current directors of FormFactor, and these nominees have been duly recommended by our Governance Committee and duly nominated by our Board of Directors, and have elected to stand for reelection. The proxy holders intend to vote all proxies received by them for Dr. Khandros and Dr. Davidow, unless otherwise instructed. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee, if any, who may be designated by our Board of Directors to fill the vacancy. As of the date of this Proxy Statement, our Board of Directors is not aware that any nominee is unable or will decline to serve as a director of our company.

      Our Board of Directors recommends a vote FOR the election of Dr. Igor Y. Khandros and Dr. William H. Davidow to our Board of Directors as Class I directors.

Board of Directors

      Our Board of Directors consists of six members and is divided evenly into three classes — Class I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Our Board of Directors has determined that each of our directors, other than Dr. Khandros who is the President and Chief Executive Officer of FormFactor, is independent within the meaning of the rules of the Nasdaq National Market. Accordingly, more than a majority of the members of our Board are independent.

      The names, positions with FormFactor and other information regarding our directors, including the Class I nominees, are set forth in the table below.

Name of Director	Age	Class	Position with FormFactor	Director Since

Joseph R. Bronson(1)(2)	55	III	Director	April 2002
Dr. Thomas J. Campbell(3)	51	II	Director	July 2003
Dr. William H. Davidow(2)(3)	69	I	Chairman of the Board of Directors	April 1995
G. Carl Everett, Jr.(1)(2)	53	II	Director	June 2001
Dr. Igor Y. Khandros	49	I	President, Chief Executive Officer and Director	April 1993
James A. Prestridge(1)(3)	72	III	Director	April 2002

(1)	Current member of the Audit Committee.

(2)	Current member of the Compensation Committee.

(3)	Current member of the Governance Committee.

      Joseph R. Bronson has served as a Director since April 2002. Mr. Bronson has served as an Executive Vice President of Applied Materials, Inc., a manufacturer of semiconductor wafer fabrication equipment, since December 2000, and a member of the Office of the President and the Chief Financial Officer of Applied Materials since January 1998. Mr. Bronson also served as a Senior Vice President and as the Chief Administrative Officer of Applied Materials from January 1998 to December 2000 and as Group Vice President of Applied Materials from April 1994 to January 1998. Mr. Bronson serves on the Board of Directors of one publicly traded company, Jacobs Engineering Group Inc., in addition to FormFactor. Mr. Bronson is a Certified Public Accountant and holds a B.S. in accounting from Fairfield University and a M.B.A. from the University of Connecticut.

      Dr. Thomas J. Campbell has served as a Director since July 2003. Since August 2002, Dr. Campbell has been the Dean of the Haas School of Business at the University of California at Berkeley. Dr. Campbell was a professor at Stanford Law School from 1983 to August 2002. Dr. Campbell served as a U.S. congressman from 1989 to 1993 and from 1995 to January 2001, and as a California state senator from 1993 to 1995. Dr. Campbell holds a B.A., a M.A. and a Ph.D. in economics from the University of Chicago, and a J.D. from Harvard Law School.

      Dr. William H. Davidow has served as a Director since April 1995 and as Chairman of the Board of Directors since June 1996. Since 1985, Dr. Davidow has been a general partner of Mohr, Davidow Ventures, a venture capital firm. Dr. Davidow serves as Chairman of the Board of Directors of one publicly traded company, Rambus Inc., in addition to FormFactor. Dr. Davidow also serves on the board of directors of one privately held company. Dr. Davidow holds an A.B. and a M.S. in electrical engineering from Dartmouth College, a M.S. in electrical engineering from the California Institute of Technology and a Ph.D. in electrical engineering from Stanford University.

      G. Carl Everett, Jr. has served as a Director since June 2001. Mr. Everett founded GCE Ventures, a venture advisement firm, in April 2001. From February 1998 to April 2001, Mr. Everett served as Senior Vice President, Personal Systems Group of Dell Computer Corporation. During 1997, Mr. Everett was on a personal sabbatical. From 1978 to December 1996, Mr. Everett held several management positions with Intel Corporation including, Senior Vice President and General Manager of the Microprocessor Products Group and Senior Vice President and General Manager of the Desktop Products Group. Mr. Everett holds a B.A. in business administration from New Mexico State University.

      Dr. Igor Y. Khandros founded FormFactor in April 1993. Dr. Khandros has served as our President and Chief Executive Officer as well as a Director since April 1993. From 1990 to 1992, Dr. Khandros served as the Vice President of Development of Tessera Technologies, Inc., a provider of chip scale packaging technology that he co-founded. From 1986 to 1990, he was employed at the Yorktown Research Center of IBM Corporation as a member of the technical staff and a manager. From 1979 to 1985, Dr. Khandros was employed at ABEX Corporation, a casting foundry and composite parts producer, as a research metallurgist and a manager, and he was an engineer from 1977 to 1978 at the Institute of Casting Research in Kiev, Russia. Dr. Khandros holds a M.S. equivalent degree in metallurgical engineering from Kiev Polytechnic Institute in Kiev, Russia, and a Ph.D. in metallurgy from Stevens Institute of Technology.

      James A. Prestridge has served as a Director since April 2002. Mr. Prestridge served as a consultant for Empirix Inc., a provider of test and monitoring solutions for communications applications, from October 2001 until October 2003. From June 1997 to January 2001, Mr. Prestridge served as a director of five private companies that were amalgamated into Empirix. Mr. Prestridge served as a director of Teradyne Inc., a manufacturer of automated test equipment, from May 1997 until May 2000. Mr. Prestridge was Vice-Chairman of Teradyne from January 1996 until May 2000 and served as Executive Vice President of Teradyne from 1992 until May 1997. Mr. Prestridge holds a B.S. in general engineering from the U.S. Naval Academy and a M.B.A. from Harvard University. Mr. Prestridge served as a Captain in the U.S. Marine Corps.

Board and Committee Meetings

      During our fiscal year ended December 27, 2003, our Board of Directors held four (4) meetings. During this period, all of the directors attended or participated in all of the meetings of the Board of Directors and all committees of the Board on which each such director served, during the period that such director served.

      The independent members of our Board of Directors meet regularly in executive session outside of the presence of management.

Committees of the Board of Directors

      Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee.

      Audit Committee. The Audit Committee oversees our company’s accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, the internal audit function and the selection, compensation and evaluation of our independent auditor. The members of our Audit Committee are Messrs. Bronson, Everett and Prestridge. Mr. Bronson is the chairman of this committee. Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission and the Nasdaq National Market, and is able to read and understand fundamental financial statements as contemplated by such rules. Our Board of Directors has also determined that Mr. Bronson is the audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and is financially sophisticated within the meaning of the rules of the Nasdaq National Market. The Audit Committee met seven (7) times, including two (2) telephone conference meetings, during the fiscal year ended December 27, 2003. Our Board of Directors and the Audit Committee have adopted a charter for the Audit Committee. A copy of the charter of this committee is attached to this Proxy Statement as Appendix A.

      Compensation Committee. The Compensation Committee oversees our company’s compensation policies and programs, determines the compensation of our executive officers, and administers our equity and benefit plans. The members of our Compensation Committee are Messrs. Bronson and Everett and Dr. Davidow. Dr. Davidow is the chairman of this committee. Our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the rules of the Nasdaq National Market, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee met two (2) times during the fiscal year ended December 27, 2003. Our Board of

Directors and the Compensation Committee have adopted a charter for the Compensation Committee. A copy of the charter of this committee is attached to this Proxy Statement as Appendix B.

      Governance Committee. The Governance Committee oversees our company’s corporate governance practices and our process for identifying, evaluating and recommending for nomination by our Board of Directors individuals for service on the Board and its committees. The members of the Governance Committee are Messrs. Campbell and Prestridge and Dr. Davidow. Mr. Campbell is the chairman of this committee. Our Board of Directors has determined that each member of the Governance Committee is independent within the meaning of the rules of the Nasdaq National Market and a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934. The Governance Committee did not meet in the fiscal year ended December 27, 2003, and was comprised of Dr. Davidow and Messrs. Everett and Prestridge for that fiscal period. Our Board of Directors and the Governance Committee have adopted a charter for the Governance Committee. A copy of the charter of this committee is attached to this Proxy Statement as Appendix C.

Director Compensation

      Effective fiscal 2003, our independent directors receive annual compensation of $12,500, compensation of $1,000 for each Board meeting attended, and compensation of $500 for each Board committee meeting attended. Prior to fiscal 2003, our independent directors did not receive cash compensation for their services as directors. Our directors, other than our independent directors, do not receive cash compensation for their services as directors. All of our directors, including our independent members, are reimbursed for their reasonable expenses in attending Board and Board committee meetings.

      Each director is eligible to participate in our 2002 Equity Incentive Plan. Under this plan, option grants to directors who are our employees, or employees of a parent or subsidiary of ours, are made at the discretion of the Compensation Committee, and option grants to directors who are not our employees, or employees of a parent or subsidiary of ours, are automatic and non-discretionary. Each non-employee director who was a member of our Board of Directors before our initial public offering, which occurred in June 2003, and who had not received a prior option grant received an option to purchase 12,500 shares of our common stock effective upon our initial public offering. Each non-employee director who will become a member of our Board of Directors on or after our initial public offering will be granted an option to purchase 12,500 shares of our common stock as of the date that director joins the Board. Immediately after each annual meeting of our stockholders, each non-employee director will automatically be granted an additional option to purchase 12,500 shares of our common stock, as long as the non-employee director is a member of our Board on that date and has served continuously as a member of our Board for at least 12 months since the last option grant to that non-employee director. If less than 12 months has passed, then the number of shares subject to the option granted after the annual meeting will be equal to 12,500 multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last option grant to that director and the denominator of which is 365 days.

      Each option will have an exercise price equal to the fair market value of our common stock on the date of grant. The options will have ten-year terms and will terminate three months after the date the director ceases to be a director or consultant or 12 months if the termination is due to death or disability. All options granted to non-employee directors who first became members of our Board of Directors after our initial public offering will vest over a one-year period at a rate of  1/12th of the total shares granted at the end of each full succeeding month, so long as the non-employee director continuously remains our director or consultant. All succeeding option grants to non-employee directors who were members of our Board of Directors prior to our initial public offering will vest as to  1/12th of the total shares granted at the end of each full succeeding month from the later of the date of grant or the date when all outstanding stock options and all outstanding shares issued upon exercise of any stock options granted to the non-employee director prior to the grant of such succeeding grant have fully vested. In the event of our dissolution or liquidation or a change in control transaction, options granted to our non-employee directors under the plan will become 100% vested and exercisable in full.

      The following non-employee director was granted options to purchase shares of our common stock, with terms identical to those described above, in fiscal 2003:

•	In July 2003, we granted Mr. Campbell an option under the 2002 Equity Incentive Plan to purchase 12,500 shares of our common stock at an exercise price of $18.72 per share.

      Members of our board of directors, who are employees of FormFactor, or any parent or subsidiary of FormFactor, may also be eligible to participate in our other employee benefit plans, including our 2002 Employee Stock Purchase Plan and our 401(k) Plan, and if applicable based on their position with FormFactor, or any parent or subsidiary of FormFactor, in our Key Management Bonus Plan and Sales Incentive Plan. See “Executive Compensation and Related Information” for more information regarding certain of these plans.

Compensation Committee Interlocks and Insider Participation

      None of the members of our Compensation Committee has at any time since our incorporation been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

Consideration of Director Nominees

      Our Governance Committee identifies, evaluates and recommends for nomination by our Board of Directors individuals for election as directors of our Board. The committee generally identifies nominees based upon recommendations by our directors and management. In addition, our Governance Committee also considers recommendations properly submitted by our stockholders. The committee may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees. To date, we have not paid any third parties to assist us in this process.

      In selecting nominees for our Board of Directors, the Governance Committee considers candidates based on the need to satisfy the applicable rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq National Market, including the requirements for independent directors and an audit committee financial expert. Our Governance Committee also evaluates candidates in accordance with its charter, assessing a number of factors, including the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for our Board generally, and the candidate’s integrity, business acumen, understanding of our company’s business and industry, diversity, availability, the number of other boards on which the candidate serves, independence of thought, and overall ability to represent the interests of all stockholders of our company. The Governance Committee uses the same standards to evaluate nominees proposed by our directors, management and stockholders.

      Stockholders can recommend qualified candidates for our Board of Directors by writing to our Corporate Secretary at FormFactor, Inc., 2140 Research Drive, Livermore, California 94550. When making recommendations, a stockholder should submit recommendations for individuals that meet at least the criteria outlined above. Such recommendations should be accompanied by the information required by our bylaws and Regulation 14A under the Securities Exchange Act of 1934, which includes evidence of the nominating stockholder’s ownership of FormFactor common stock, biographical information regarding the candidate, and the candidate’s written consent to serve as a director if elected. We require that any such recommendations for inclusion in our proxy materials for our 2005 Annual Meeting of Stockholders be made no later than December 24, 2004 to ensure adequate time for meaningful consideration by the committee. See “Proposals for 2005 Annual Meeting of Stockholders” for additional information regarding deadlines for submitting proposals. Properly submitted recommendations will be forwarded to our Governance Committee for review and consideration. The committee may consider in the future whether our company should adopt a more formal policy regarding stockholder nominations.

      After evaluating Dr. Khandros and Dr. Davidow, our Governance Committee recommended to our Board of Directors in accordance with its charter, and our Board approved, the nomination of these current directors for election to our Board at our Annual Meeting.

Stockholder Communications with our Board

      Our stockholders may communicate with our Board of Directors or any of our individual directors by submitting correspondence by mail to our Corporate Secretary at FormFactor, Inc., 2140 Research Drive, Livermore, California 94550, or by electronic mail at corporatesecretary@formfactor.com. Our Corporate Secretary or his/her designee will review such correspondence and provide such correspondence and/or summaries thereof, as appropriate, to our Board of Directors. Our Corporate Secretary or his/her designee will handle correspondence relating to accounting, internal controls or auditing matters in accordance with our Statement of Policy Regarding Corporate Code Violations (Complaints and Concerns and WhistleBlowers), which Statement is available on our company website at http://www.formfactor.com. Please note that information on our company website is not incorporated by reference in this Proxy Statement. Our Governance Committee will periodically review our process for stockholders to communicate with our Board of Directors to ensure effective communications.

Board Attendance at Annual Meetings

      We encourage the members of our Board of Directors to attend our annual meeting of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board. We may consider in the future whether our company should adopt a more formal policy regarding director attendance at annual meetings. We did not have an annual of meeting of stockholders in fiscal 2003.

Corporate Codes

      We have adopted a Statement of Corporate Code of Business Conduct that applies to our directors, officers and employees. We have also adopted a Statement of Financial Code of Ethics that applies to our chief executive officer, chief financial officer, chief accounting officer and the employees within our finance department. In addition, we have adopted a Statement of Policy Regarding Corporate Code Violations (Complaints and Concerns and WhistleBlowers) that is designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics consistent with the Code of Business Conduct and the Code of Ethics, and to provide a forum to which our directors, officers and employees may report violations or suspected violations of our codes of conduct without fear of harassment, retaliation or adverse employment consequence. These corporate statements are posted on our company website at http://www.formfactor.com. Please note that information on our company website is not incorporated by reference in this Proxy Statement.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

      The second proposal is to ratify the selection of PricewaterhouseCoopers LLP as FormFactor’s independent auditor for the fiscal year ending December 25, 2004. The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers as the independent auditor to perform the audit of our financial statements for the fiscal year ending December 25, 2004, and our stockholders are being asked to ratify such selection. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

      Ratification by our stockholders of the selection of PricewaterhouseCoopers as our independent auditor is not required by applicable law, our certificate of incorporation, our bylaws or otherwise. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, our Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the selection of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.

      Our Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 25, 2004.

Principal Auditor Fees and Services

      The following is a summary of the fees for professional services rendered for our company by PricewaterhouseCoopers LLP for the fiscal years ended December 27, 2003, and December 28, 2002.

	2003	2002

Audit Fees	$416,500	$447,000
Audit-Related Fees	—	—
Tax Fees	150,000	317,000
All Other Fees	9,581	16,706

      Audit Fees. Consists of fees billed for professional services rendered for the audits of our annual consolidated financial statements, review of the quarterly consolidated financial statements, issuance of comfort letters and consents, and assistance with review of documents filed with the Securities and Exchange Commission, but excludes fees incurred in connection with our follow-on public offering, which fees were billed directly to the underwriters.

      Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” No audit-related fees were billed for fiscal years ended December 27, 2003 and December 28, 2002.

      Tax Fees. Consists of fees billed for professional services for tax compliance and tax advice. These services consist of assistance regarding federal, state and international tax compliance and assistance with the preparation of various tax returns.

      All Other Fees. Consists of fees for products and services other than the services reported above. In fiscal 2003, these services included agreed upon procedures and consulting.

      The Audit Committee has determined that the provision of the services covered by fees paid to the independent auditor during fiscal 2003 is compatible with maintaining the independence of such auditor.

Pre-Approval of Audit and Non-Audit Services of Independent Auditor

      Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services described above with respect to audit fees, tax fees and all other fees were pre-approved by our Audit Committee pursuant to its pre-approval policy.

REPORT OF THE AUDIT COMMITTEE

      The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that FormFactor specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

      Composition. The Audit Committee of the Board of Directors of FormFactor is composed of the three directors named below. Each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission and the Nasdaq National Market, and is able to read and understand fundamental financial statements as contemplated by such rules. The Board of Directors of FormFactor has determined that Joseph R. Bronson is the audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and is financially sophisticated within the meaning of the rules of the Nasdaq National Market.

      Responsibilities. The Audit Committee operates under a written charter that has been adopted by FormFactor’s Board of Directors and by the Audit Committee. The charter, included as Appendix A to this Proxy Statement, is reviewed annually. The Audit Committee oversees FormFactor’s accounting and financial reporting processes and the audits of its financial statements, including oversight of its systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the selection, compensation and evaluation of FormFactor’s independent auditor. FormFactor’s management is responsible for maintaining FormFactor’s books of account and preparing periodic financial statements based thereon, and maintaining the system of internal controls. The independent auditor is responsible for auditing FormFactor’s consolidated financial statements.

      Review with Management and Independent Auditor. In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed with management and the independent auditor, together and separately, FormFactor’s audited consolidated financial statements contained in FormFactor’s Annual Report on Form 10-K for the fiscal year ended December 27, 2003.

2. The Audit Committee has discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

3. The Audit Committee has received from the independent auditor the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent auditor such auditor’s independence, including the rotation of the audit partner of such auditor in accordance with the rules of the Securities and Exchange Commission.

4. The Audit Committee has considered whether the provision of services covered by fees paid to the independent auditor is compatible with maintaining the independence of such auditor.

      Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to FormFactor’s Board of Directors and the Board has approved, that the audited consolidated financial statements be included in FormFactor’s Annual Report on Form 10-K for the fiscal year ended December 27, 2003, for filing with the Securities and Exchange Commission. The Audit Committee has appointed PricewaterhouseCoopers LLP as FormFactor’s independent auditor for fiscal 2004.

Submitted by the Audit Committee

Joseph R. Bronson, Chairman
G. Carl Everett, Jr.
James A. Prestridge

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of our Securities

      The following table presents information regarding the beneficial ownership of our common stock as of December 27, 2003 for:

•	each person or entity known by us to own beneficially more than 5% of our common stock;

•	each of our current directors;

•	each of our current executive officers; and

•	all of our current directors and executive officers as a group.

      The percentage of beneficial ownership for the following table is based on 36,808,906 shares of our common stock outstanding as of December 27, 2003. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days of December 27, 2003 through the exercise of any option, warrant or other right, and restricted shares of our common stock, which are subject to a lapsing right of repurchase at their initial purchase price, purchased by some of our officers who exercised immediately exercisable options. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules and regulations of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has exercised options or warrants into shares of our common stock.

      To our knowledge, except under community property laws or as otherwise noted, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned. Unless otherwise indicated, each director, officer and 5% stockholder listed below maintains a mailing address of c/o FormFactor, Inc., 2140 Research Drive, Livermore, California 94550.

	Number of	Percentage
	Shares	of Shares
	Beneficially	Beneficially
Beneficial Owner	Owned	Owned

Dr. Igor Y. Khandros(1)	4,125,000	11.2%
Dr. William H. Davidow Entities affiliated with Mohr, Davidow Ventures(2)	3,800,405	10.3
Entities affiliated with FMR Corp.(3)	2,320,300	6.3
Entities affiliated with Institutional Venture Partners(4)	1,941,250	5.3
Benjamin N. Eldridge(5)	576,238	1.6
Jens Meyerhoff(6)	469,144	1.3
Yoshikazu Hatsukano(7)	314,005	*
Peter B. Mathews(8)	208,700	*
Stuart L. Merkadeau(9)	195,230	*
Michael M. Ludwig(10)	116,750	*
G. Carl Everett, Jr.(11)	100,000	*
James A. Prestridge(12)	63,748	*
Joseph R. Bronson(13)	50,000	*
Dr. Thomas J. Campbell(14)	12,500	*
All current executive officers and directors as a group (12 persons)(15)	10,031,720	26.0%

*	Represents beneficial ownership of less than 1%.

(1)	Includes 104,228 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, all of which are vested, and 100,000 unvested shares that are, as of December 27, 2003, subject to our lapsing right of repurchase at the initial purchase price for these shares. Also includes 1,900,000 shares held by Susan Bloch, Dr. Khandros’ spouse. Excludes 425,000 shares held by The Khandros 1997 Trust I U/ T/ A dated March 28, 1997 and 425,000 shares held by The Khandros 1997 Trust II U/ T/ A dated March 28, 1997. Dr. Khandros disclaims beneficial ownership of the shares held by these trusts.

(2)	Includes 160,361 shares held by Dr. Davidow, one of our directors, which include 50,000 unvested shares that are, as of December 27, 2003, subject to our lapsing right of repurchase at the initial purchase price for these shares. Also includes 75,000 shares held by Chachagua Partnership, of which Dr. Davidow is a general partner. Also includes 3,433,557 shares held by Mohr, Davidow Ventures IV, L.P. and 131,487 shares held by MDV IV Entrepreneurs’ Network Fund, L.P. Dr. Davidow is a general partner of Mohr, Davidow Ventures IV, L.P. and MDV IV Entrepreneurs’ Network Fund, L.P. Dr. Davidow disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interest in these funds. The address of these funds and Dr. Davidow is 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California 94025.

(3)	Includes 2,211,800 shares held by Fidelity Management & Research Company, 86,000 shares held by Fidelity International Limited and 22,500 shares held by Fidelity Management Trust Company as reported in the Schedule 13G of FMR Corp. and related persons filed on February 17, 2004 with the Securities and Exchange Commission. The address of FMR Corp. and related persons is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Includes 1,718,636 held by Institutional Venture Partners VII, L.P., 81,027 shares held by IVP Founders Fund I, L.P., and 9,363 shares held by Institutional Venture Management VII, L.P. Institutional Venture Management VI, L.P. is the general partner of IVP Founders Fund I, L.P. and Institutional Venture Management VII, L.P. is the general partner of Institutional Venture Partners VII, L.P. Also includes 132,224 shares in the aggregate held by Samuel D. Colella, Reid W. Dennis, Norman A. Fogelsong, L. James Strand, William P. Tai, T. Peter Thomas and Geoffrey Y. Yang, who are general partners of Institutional Venture Management VII, L.P. and, other than William P. Tai, who are general partners of Institutional Venture Management VI, L.P. The address of these funds and the general partners of such funds is 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, California 94025.

(5)	Includes 95,160 shares held by the Benjamin N. Eldridge and Carol McKenzie-Wilson Charitable Remainder Unitrust. Includes 333,508 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 171,090 shares will be vested and 162,418 shares will be unvested.

(6)	Represents 469,144 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 170,393 shares will be vested and 298,751 shares will be unvested.

(7)	Includes 195,270 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 111,770 shares will be vested and 83,500 shares will be unvested.

(8)	Includes 175,500 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 75,749 shares will be vested and 99,751 shares will be unvested.

(9)	Includes 2,652 unvested shares that are, as of December 27, 2003, subject to our lapsing right of repurchase at the initial purchase price for these shares. Also includes 190,942 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 62,921 shares will be vested and 128,021 shares will be unvested.

(10)	Includes 116,250 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 43,416 shares will be vested and 72,834 shares will be unvested.

(11)	Includes 18,821 shares held by ACE 2002 Retained Annuity Trust and 18,821 shares held by GCE 2002 Retained Annuity Trust. Also includes 50,000 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 33,333 shares will be vested and 16,667 shares will be unvested.

(12)	Includes 13,748 shares held by the Prestridge 1989 Family Trust. Also includes 50,000 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 23,958 shares will be vested and 26,042 shares will be unvested.

(13)	Includes 35,000 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 8,958 shares will be vested and 26,042 shares will be unvested.

(14)	Represents 12,500 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 7,291 shares will be vested and 5,209 shares will be unvested.

(15)	Includes 152,652 unvested shares that are, as of December 27, 2003, subject to our lapsing right of repurchase at the initial purchase price for these shares, and 1,732,342 shares issuable upon exercise of options that are exercisable within 60 days of December 27, 2003, of which 813,107 shares will be vested and 919,235 shares will be unvested.

Equity Compensation Plans

      The following table sets forth certain information, as of December 27, 2003, concerning securities authorized for issuance under all equity compensation plans of FormFactor:

Number of Securities Remaining
	Number of Securities to		Available for Future Issuance
	be Issued upon Exercise	Weighted-Average Price of	under Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column(a))

	(a)	(b)	(c)
Equity compensation plans approved by the stockholders(1)	6,755,665	$8.59	3,825,700
Equity compensation plans not approved by the stockholders	—	—	—
Total:	6,755,665	8.59	3,825,700

(1)	Includes our 2002 Equity Incentive Plan, 2002 Employee Stock Purchase Plan, Incentive Option Plan, Management Incentive Option Plan, 1996 Stock Option Plan and 1995 Option Plan. Since the effectiveness of our 2002 Equity Incentive Plan in connection with our initial public offering, we do not grant any options under our Incentive Option Plan, Management Incentive Option Plan, 1996 Stock Option Plan and 1995 Option Plan.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

      The following table presents information regarding the compensation received during fiscal 2003, 2002 and 2001 by our chief executive officer and each of our four other most highly compensated executive officers. The compensation table excludes other compensation in the form of perquisites and other personal benefits to a named executive officer where that compensation constituted less than the lesser of $50,000 or 10% of his total annual salary and bonus for such fiscal year.

						Long-Term
						Compensation
						Awards
		Annual Compensation
						Securities
Name and Principal Position	Year	Salary		Bonus		Underlying Options

Dr. Igor Y. Khandros	2003	$276,963		$210,319		234,228
President and Chief Executive Officer	2002	252,756		115,800		—
	2001	228,923		27,943		—
Benjamin N. Eldridge	2003	200,915		156,280		53,703
Senior Vice President of Development and Chief	2002	201,387		77,760		94,500
Technical Officer	2001	190,769		18,629		52,105
Yoshikazu Hatsukano	2003	272,905	(1)	127,316		44,850
Senior Vice President of Asia-Pacific	2002	237,815	(2)	89,115		31,500
Operations and President of FormFactor K.K	2001	200,495	(3)	20,750	(3)	43,770
Jens Meyerhoff	2003	231,819		137,844		200,852
Senior Vice President of Operations and Chief	2002	209,849		77,760		142,500
Financial Officer	2001	190,077		15,046		102,485
Peter B. Mathews	2003	303,147	(4)	—		52,200
Senior Vice President of Worldwide Sales	2002	251,179	(5)	—		58,500
	2001	271,565	(6)	—		35,000

(1)	The U.S. dollar equivalent of the salary, which was paid to Mr. Hatsukano in Japanese Yen, is calculated using the exchange rate at December 26, 2003 of one U.S. dollar to 107.18 Japanese Yen.

(2)	The U.S. dollar equivalent of the salary, which was paid to Mr. Hatsukano in Japanese Yen, is calculated using the exchange rate at December 27, 2002 of one U.S. dollar to 119.92 Japanese Yen.

(3)	The U.S. dollar equivalent of the salary and bonus, which were paid to Mr. Hatsukano in Japanese Yen, is calculated using the exchange rate at December 28, 2001 of one U.S. dollar to 131.30 Japanese Yen.

(4)	Includes $132,780 in sales commissions.

(5)	Includes $88,099 in sales commissions.

(6)	Includes $121,969 in sales commissions.

Option Grants in Fiscal 2003

      The following table presents information regarding grants of stock options during fiscal 2003 to the executive officers named in the executive compensation table above. We granted these options to the named executive officers under our 2002 Equity Incentive Plan and our Management Incentive Option Plan. All of the options listed on the following table expire ten years from the date of grant and were granted at an exercise price equal to the fair market value of our common stock as determined by our Board of Directors on the date of grant. The percentage of total options granted to employees in fiscal 2003 is based on options to purchase a total of 1,807,547 shares of our common stock granted in fiscal 2003.

	Individual Grants
					Potential Realizable Value At
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price Per	Expiration
Name	Granted	Fiscal Year	Share	Date	5%	10%

Dr. Igor Y. Khandros	104,228	5.8%	$14.00	6/11/2013	$1,766,560	$3,677,279
	100,000	5.5	19.50	8/14/2013	1,144,900	2,978,111
	30,000	1.7	19.50	8/14/2013	343,470	893,433
Benjamin N. Eldridge	16,903	0.9	14.00	6/11/2013	286,489	596,357
	23,000	1.3	19.50	8/14/2013	263,327	684,965
	13,800	0.8	19.50	8/14/2013	157,996	410,979
Yoshikazu Hatsukano	34,500	1.9	19.50	8/14/2013	394,990	1,027,448
	10,350	0.6	19.50	8/14/2013	118,497	308,234
Jens Meyerhoff	50,000	2.8	9.00	5/15/2013	1,097,450	2,014,055
	82,852	4.6	14.00	6/11/2013	1,404,258	2,923,110
	42,500	2.4	19.50	8/14/2013	486,582	1,265,697
	25,500	1.4	19.50	8/14/2013	291,949	759,418
Peter B. Mathews	20,000	1.1	19.50	8/14/2013	228,980	595,622
	20,125	1.1	19.50	8/14/2013	230,411	599,345
	12,075	0.7	19.50	8/14/2013	138,247	359,607

      Potential realizable values are calculated by:

•	multiplying the number of shares of our common stock subject to a given option by $19.00, the closing price per share of our common stock on December 26, 2003;

•	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

•	subtracting from that result the total option exercise price.

      The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

      The option for 104,228 shares of our common stock granted to Dr. Khandros vests immediately upon grant, the option for 100,000 shares vests in 12 equal monthly increments beginning on April 15, 2006, and the option for 30,000 shares vests in 12 equal monthly increments beginning on April 15, 2007. The option for 16,903 shares of our common stock granted to Mr. Eldridge vests immediately upon grant, the option for 23,000 shares vests in 12 equal monthly increments beginning on November 21, 2006 and the option for 13,800 shares vests in 12 equal monthly increments beginning on November 21, 2007. The option for 34,500 shares of our common stock granted to Mr. Hatsukano vests in 12 equal monthly increments beginning on December 1, 2006, and the option for 10,350 shares vests in 12 equal monthly increments beginning on December 1, 2007. The option for 50,000 shares of our common stock granted to Mr. Meyerhoff vests with respect to 25% of the shares on May 15, 2004 and the remaining shares subject to the option vest in 36 equal monthly increments thereafter. The option for 82,852 shares vests immediately upon grant, the option for 42,500 shares vests in 12 equal monthly increments beginning on August 7, 2006, the option for 25,500 shares vests in 12 equal monthly increments beginning on August 7, 2007. The option for 20,000 shares of our common stock granted to Mr. Mathews vests in 48 equal monthly increments beginning on August 14, 2003, the option for 20,125 shares vests in 12 equal monthly increments beginning on August 14, 2006 and the option for 12,075 shares vests in 12 equal monthly increments beginning on August 14, 2007. These options provide that the option holder will receive credit for an additional 12 months of service when calculating the number of shares of our common stock that vest after a change in control of FormFactor where the officer’s employment is terminated without cause within 12 months following the change in control transaction.

Aggregate Option Exercises in Fiscal 2003

      The following table presents information concerning the exercise of options during fiscal 2003 held by the executive officers named in the executive compensation table above, and the unexercised options held by them at December 27, 2003. The value realized represents the difference between the price at which the shares were sold less the aggregate exercise price paid. The value of the unexercised options that are in-the-money is calculated based on the difference between $19.00, the closing price per share of our common stock on December 26, 2003, and the exercise price for the shares underlying the option, multiplied by the number of shares. The values of the unexercised options have not been, and may never be, realized.

			Number of Securities		Value of Unexercised In-The
			Underlying Unexercised		Money Options at Fiscal
	Shares		Options at Fiscal Year-End		Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Igor Y. Khandros	—	—	104,228	130,000	$521,140	—
Benjamin N. Eldridge	—	—	333,508	36,800	4,459,578	—
Yoshikazu Hatsukano	—	—	195,270	44,850	2,740,875	—
Jens Meyerhoff	8,693	$178,207	469,144	68,000	5,209,217	—
Peter B. Mathews	—	—	174,666	50,534	2,350,250	—

Certain Employee Benefit Plans

      Key Management Bonus Plan. Our Board of Directors has adopted a Key Management Bonus Plan, which provides awards to our chief executive officer, senior vice presidents, vice presidents and other employees based upon the percentage achievement of corporate objectives and personal objectives for these individuals. Bonus target percentages for these awards for each participant level are established for each fiscal year. Corporate objectives are also established for each fiscal year. In fiscal 2003, the corporate objectives are bookings, net sales and operating margin for our company. Personal objectives are determined by the participants in consultation with their immediate supervisors and these objectives are generally critical to the success of the participant in our company and relate to the overall business priorities of our company. For each participant, percentage participation rates are based upon the level of that individual’s responsibility and the scope of that individual’s work in our organization. This plan is administered by our Compensation Committee.

      Sales Incentive Plan. Our Board of Directors has adopted a Sales Incentive Plan that provides incentive commissions to each member of our sales force who is a vice president, director, account manager or regional manager. These commissions are based upon bookings for the region in which the sales member participates and upon management objectives regarding our revenues, backlog and market share. The commissions of each participating member of our sales force are calculated based upon a percentage of that member’s base salary with the commission allocated between the bookings targets and the management buy objectives. These incentive commissions are paid on a quarterly basis. This plan is administered by our Compensation Committee.

      2002 Employee Stock Purchase Plan. Employees of FormFactor, or any parent or subsidiary of FormFactor, who own our common stock or hold options to purchase our common stock in an amount less than 5% of our total outstanding shares, including our executive officers, are eligible to participate in our 2002 Employee Stock Purchase Plan. The 2002 Employee Stock Purchase Plan is designed to enable eligible employees to purchase shares of our common stock at a discount on a periodic basis through payroll deductions of between 1% and 15% of their cash compensation. Each offering period under this plan is for two years and consists of four six-month purchase periods. The purchase price for shares of our common stock purchased under this plan is 85% of the lesser of the fair market value of our common stock on the first day of the applicable offering period or the last day of each purchase period. No participant is able to purchase shares having a fair market value of more than $25,000, determined as of the first day of the applicable offering period, for each calendar year in which the employee participates in this plan.

Change of Control, Severance and Indemnification Agreements

      Under our Key Management Bonus Plan, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan year and will be paid to the participants at the time of the change in control of our company. This plan is administered by our Compensation Committee.

      Our current stock option agreements under our stock option plans, including our 2002 Equity Incentive Plan, for our officers provide that the optionholder will receive credit for an additional 12 months of service when calculating the number of shares of our common stock that vest after a change in control of our company where the officer’s employment is terminated without cause within 12 months following the change in control transaction.

      We have entered into an agreement with Mr. Hatsukano, our Senior Vice President of Asia-Pacific Operations and the President of FormFactor K.K., that provides that if his employment is terminated, he will receive a severance payment equal to one month’s base salary for each year of service with us with service for partial years to be prorated. If Mr. Hatsukano’s employment is terminated for reasons other than cause, he will receive an additional lump sum payment equal to one month’s base salary.

      We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

REPORT OF THE COMPENSATION COMMITTEE

      The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that FormFactor specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

      Composition. The Compensation Committee of the Board of Directors of FormFactor is composed of the three directors named below. Each member of the Compensation Committee is independent within the meaning of the rules of the Nasdaq National Market, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code.

      Responsibilities. The Compensation Committee operates under a written charter that has been adopted by FormFactor’s Board of Directors and by the Compensation Committee. The charter, included as Appendix B to this Proxy Statement, is reviewed annually. The Compensation Committee determines the salaries, bonuses and other compensation of the company’s executive officers.

      Compensation Philosophy and Objectives. The Compensation Committee believes that the compensation programs for the executive officers of FormFactor should be designed to attract, motivate, reward and retain talented executives, which are critical to the success of the company; and, that such compensation programs should relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive. Within this overall philosophy, the committee’s objectives are to:

•	offer a total compensation package that is designed primarily to be competitive with total compensation packages in effect at technology companies in the San Francisco Bay Area that are of comparable size to FormFactor, engage in similar or complementary industries, and with which FormFactor competes for executive personnel;

•	provide annual incentive awards, such as bonuses, payable in cash and/or stock-based incentive awards, that take into account FormFactor’s overall financial performance in terms of designated corporate objectives, as well as individual contributions; and

•	align the interests of FormFactor’s executive officers with those of the company’s stockholders by providing significant equity-based, long-term incentive awards.

Executive Compensation

      Base Salary. Salaries for executive officers for the fiscal year ended December 27, 2003 were generally determined on an individual basis by evaluating each executive officer’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

      Annual Incentive Awards. In the past, FormFactor has included performance-based bonuses, payable in cash and/or stock-based incentive awards, as part of each executive officer’s annual compensation plan. Annual performance-based bonuses are based on mutually agreed upon goals and objectives. This practice is expected to continue and each executive officer’s annual performance will be measured by the achievement of established goals and objectives.

      Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of FormFactor’s executive officers with the long-term interests of the company’s stockholders and encourages the company’s executive officers to continue to work for FormFactor. Stock options generally have value for executive officers only if the price of common stock increases above the fair market value on the grant date and the officer continues in the employment of the company for the period required for the shares to vest.

      The Compensation Committee grants stock options to its executive officers in accordance with the 2002 Equity Incentive Plan. In the fiscal year ended December 27, 2003, stock options were granted to certain executive officers to aid in their retention and to align their interests with those of the company’s stockholders under our 2002 Equity Incentive Plan and, prior to our initial public offering, under our Management Incentive Option Plan. Stock options have been granted to executive officers when the officer first joins the company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and for each officer, it is primarily based on the officer’s anticipated future contribution and ability to impact the results, past performance and consistency within the officer’s peer group. In the fiscal year ended December 27, 2003, the Compensation Committee considered these and other factors, including the number of stock options held by executive officers as of the date of the grant that remained unvested. The vesting for stock options, including options granted in fiscal 2003 to executive officers, are designed to further ensure the retention of the company’s officers. The stock options are granted at a price that is equal to the fair market value of FormFactor’s common stock on the date of grant.

Chief Executive Officer Compensation

      The base salary, annual incentive awards and long-term incentive awards of Dr. Igor Y. Khandros, the chief executive officer and president of FormFactor, for the fiscal year ended December 27, 2003 as described in this Proxy Statement under the heading “Executive Compensation and Related Information” were determined by the Compensation Committee in a manner consistent with the factors described above for all of the company’s executive officers. For fiscal 2004, the Compensation Committee will evaluate the compensation of FormFactor’s chief executive officer consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation

      Section 162(m) of the Internal Revenue Code limits the tax deduction of a publicly held company in any taxable year to $1.0 million for compensation paid to the chief executive officer and the four other most highly compensated executive officers. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the 2002 Equity Incentive Plan and the Management Incentive Option Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee’s present intention is to comply with Section 162(m), although the committee may award compensation that does not comply with Section 162(m) depending upon the specific circumstances if in the best interests of FormFactor and its stockholders.

Submitted by the Compensation Committee

Dr. William H. Davidow, Chairman
Joseph R. Bronson
G. Carl Everett, Jr.

STOCK PRICE PERFORMANCE GRAPH

      The following graph shows the total stockholder return of an investment of $100 in cash on June 12, 2003, the date our common stock began to trade on the Nasdaq National Market, through December 26, 2003, the last day of trading for our fiscal 2003, for (1) our common stock, (2) the RDG Semiconductor Composite Index and (3) the S&P 500 Index. All values assume reinvestment of the full amount of all dividends. No cash dividends have been declared on shares of our common stock. Stockholder returns over the indicated period are based on historical data and are not necessarily indicative of future stockholder returns.

Cumulative Total Return

	6/12/03	6/30/03	7/31/03	8/31/03	9/30/03	10/31/03	11/30/03	12/26/03

FORMFACTOR, INC.	100.00	126.43	133.14	139.93	154.21	178.07	182.14	135.71
RDG SEMICONDUCTOR COMPOSITE INDEX	100.00	97.50	110.08	127.56	119.85	143.39	149.14	142.72
S&P 500 INDEX	100.00	101.28	103.06	105.07	103.96	109.84	110.80	116.61

      The information contained above shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filing, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Other than the compensation arrangements that are described above in “Director Compensation,” the option grants and exercises, stock purchases and other arrangements that are described in “Executive Compensation and Related Information,” and the transactions described below, since December 28, 2002, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $60,000 and in which any current director, executive officer, holder of more than 5% of our common stock or entities affiliated with them had or will have an interest.

Registration Rights

      Certain of our common stockholders, who own shares of our common stock that were issued upon the automatic conversion of their preferred stock upon the closing of our initial public offering, have registration rights under various agreements to which we are a party. These stockholders include Dr. Igor Y. Khandros, who is our president, chief executive officer and director, Dr. Khandros’ spouse, Benjamin N. Eldridge, who is our senior vice president of development and chief technical officer, entities affiliated with Mohr, Davidow Ventures, for which our director, Dr. William H. Davidow, is a general partner, and Institutional Venture Partners, both of which beneficially own more than 5% of our common stock as of December 27, 2003.

      We conducted a follow-on public offering in November 2003 in which certain of our stockholders, including entities affiliated with Mohr, Davidow Ventures and Morgan Stanley Venture Partners, which beneficially owned more than 5% of our common stock at such time, and all of our executive officers, sold shares of common stock beneficially owned by them. We filed a registration statement with the Securities and Exchange Commission to register the shares that we sold and that certain of our stockholders sold in the follow-on public offering.

Loans to Executive Officers and Director

      In June 2003, the following executive officers and director repaid in full the outstanding principal of and unpaid accrued interest on the full recourse promissory notes described in the table below, which notes evidenced loans from our company in connection with exercises of options to purchase our common stock. The promissory notes were issued on the loan dates set forth below, had six-year terms and accrued interest at the annual rate set forth below, compounded semi-annually. Each note was secured by the shares purchased with that note.

	Principal	Interest	Loan	Shares
Borrower	Amount	Rate	Date	Purchased

Dr. Igor Y. Khandros	$599,900	5.92%	11/14/00	100,000
President, Chief Executive Officer and Director
Benjamin N. Eldridge	80,000	5.51	2/27/98	100,000
Senior Vice President of Development and	4,500	6.29	8/05/97	45,000
Chief Technical Officer	9,874	5.91	4/08/97	59,840
Jens Meyerhoff	549,900	6.00	10/17/00	100,000
Senior Vice President of Operations and Chief Financial Officer
Peter B. Mathews	8,663	5.91	4/08/97	52,500
Senior Vice President of Worldwide Sales
Stuart L. Merkadeau	199,960	6.00	10/17/00	36,363
Senior Vice President, General Counsel and Secretary

      In June 2003, Mr. Merkadeau, our Senior Vice President, General Counsel and Secretary, repaid in full the outstanding principal of and unpaid accrued interest on a loan to him from our company. On February 1, 2001, we loaned $150,000 to Mr. Merkadeau under a loan agreement. This loan was evidenced by a full recourse promissory note with an interest rate of 5.01% per year, compounded semi-annually. This loan was secured by up to 125,000 shares of our common stock that were issuable to Mr. Merkadeau under a stock option agreement.

Business Relationships

      In connection with the purchase by Intel Corporation of our preferred stock in August 1997, we provided to Intel registration rights with respect to their shares of our common stock that were issued upon the automatic conversion of their preferred stock in connection with our initial public offering under an investors’ rights agreement. We have entered into agreements with Intel under which we sell to them our wafer probe cards and related services. The agreements do not obligate Intel to purchase our products. We sell products based on Intel purchase orders and the terms of the agreements. Under these agreements, we price our products and services to Intel at the lowest price that is charged to any of our other customers for the same products and services. We received $31.1 million in the year ended December 27, 2003 from sales of our wafer probe cards and related installation, training and support services to Intel.

PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

      Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. Our stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings of stockholders, including director nominations, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2005 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, the information required by Rule 14a-8 and our bylaws must be timely submitted to us and such proposals must be received by us no later than December 24, 2004. Such proposals should be delivered or mailed to the attention of our corporate secretary at our principal executive offices, which are FormFactor, Inc., 2140 Research Drive, Livermore, California 94550, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com.

      Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, the stockholder must have given timely notice thereof in writing to the corporate secretary not less than 75 nor more than 105 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. To be timely for the 2005 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by the corporate secretary at our principal executive offices between January 25, 2005 and February 27, 2005. In no event will the public announcement of an adjournment or a postponement of our annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to the corporate secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws and applicable law. Such proposals should be delivered or mailed to the attention of our corporate secretary at our principal executive offices, which are FormFactor, Inc., 2140 Research Drive, Livermore, California 94550, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

      Based solely on our review of these forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the year ended December 27, 2003 were met, except that each of Messrs. Khandros, Eldridge, Hatsukano, Mathews, Merkadeau, Meyerhoff and Ludwig, who are executive officers of our company, did not timely file a Form 4 for stock options granted to them by the Compensation Committee in August 2003, and each of Messrs. Eldridge, Hatsukano, Ludwig and Merkadeau did not timely file a Form 4 for the acquisition of shares of our common stock in the directed share program conducted in connection with our initial public offering. These executive officers have filed Forms 4 with the Securities and Exchange Commission to reflect these transactions.

OTHER BUSINESS

      Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the accompanying Notice of Annual Meeting of Stockholders. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the designated proxy holders.

      Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares of FormFactor common stock may be represented at the meeting.

By Order of the Board of Directors

Stuart L. Merkadeau
Secretary

April 22, 2004

Appendix A

Charter of the

Audit Committee of the Board of Directors

I.	Purpose

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of FormFactor, Inc. (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including oversight of the Company’s systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the appointment, compensation and evaluation of the Company’s independent auditors.

II.	Organizational Matters

A. Membership

      All members of the Committee will be appointed at least annually by the Board, based on the recommendations of the Company’s Governance Committee. The members of the Committee shall serve at the discretion of the Board. The Committee shall consist of at least three members of the Board, with the exact number being determined by the Board. Each member of the Committee shall meet the following criteria (in each case to the extent that such requirement is effective from time to time):

1. Each member will be an independent member of the Board as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the “Rules”);

2. Each member will meet the independence requirements for audit committee members specified by the rules and regulations of the Securities and Exchange Commission (“SEC”);

3. Each member will meet such other qualifications for membership on an audit committee as the Nasdaq may promulgate from time to time, including being able to read and understand fundamental financial statements at the time of appointment;

4. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with applicable Nasdaq rules;

5. At least one member will be an “audit committee financial expert” as defined by applicable SEC rules; and

6. No member will have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the most recent three years.

      Unless the Board designates a chair, the members of the Committee may designate a chair by majority vote of the Committee membership. A majority of the members of the Committee will constitute a quorum for the transaction of the business of the Committee.

B. Funding

      The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to (i) the Company’s independent auditors for the purpose of rendering or issuing an audit report or preparing any other audit, review or attest services for the Company, and (ii) any outside advisors employed by the Committee pursuant to this charter. The Company shall pay the ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out its duties.

C. Compensation

      Members of the Committee shall receive such fees for their services as Committee members as may be determined by the Board. Members of the Committee may not receive any compensation from the Company except the fees that they receive for services as a member of the Board or any committee thereof.

D. Investigations, Studies and Outside Advisors

      The Committee shall have unrestricted access to Company personnel and documents, shall have authority to direct and supervise an investigation into any matters within the scope of its duties, and shall have authority to engage and determine funding for independent counsel, experts and other advisors as it determines to be necessary or appropriate to carry out its responsibilities and duties.

E. Delegation of Authority

      The Committee may, to the extent permitted under applicable law and regulations and the Company’s certificate of incorporation and bylaws, delegate to one or more designated members of the Committee the authority to perform specific duties and responsibilities of the Committee.

III.	Meetings and Reports

A. Meetings

      The Committee will hold such regular or special meetings as its members or the chair shall deem necessary or appropriate, and in all events meet at least once each quarter. The Committee shall meet at least once each quarter with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chair of the Committee on behalf of all of the Committee members, shall communicate with management and the independent auditors at least once per quarter in connection with their review of the Company’s financial statements. The Committee shall establish in advance a calendar for all then-contemplated meetings for the fiscal year. Meetings may be held telephonically. In lieu of a meeting, the Committee may also act by unanimous written consent.

B. Minutes

      The Committee will maintain written minutes of its meetings, which minutes (and any action by written consent) will be filed with the minutes of the meetings of the Board.

C. Reports

      The Committee shall report regularly (orally or in writing) to the Board (or the independent directors of the Board, as applicable) regarding matters for which the Committee has responsibility and any other issue that the Committee believes should be brought to the attention of the Board.

IV.	Authority, Responsibilities and Duties

      The Committee has the authority to undertake the specific responsibilities and duties listed below and such other specific duties as the Committee deems necessary to fulfill its purpose and as the Board may from time to time prescribe.

A. Processes, Controls and Risk Management

Specific responsibilities of the Committee in connection with processes, controls and risk management shall include those listed below.

1. Meeting periodically with management, the individuals or entities performing the internal audit functions, and the Company’s independent auditors to discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and its internal processes and controls over financial reporting, the completeness and accuracy of the Company’s financial statements and such other matters as the Committee wishes to discuss.

2. Reviewing reports prepared by management assessing the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting, prior to the inclusion of such reports in the Company’s annual report and related disclosures in the Company’s quarterly reports.

3. Discussing with management the Company’s policies with respect to risk assessment and risk management.

4. Reviewing on at least a quarterly basis the status of any legal matters, pending or threatened, that could have a significant impact on the Company’s financial statements.

5. Reviewing the status of any inquiries or investigations by law enforcement or regulatory agencies.

6. Reviewing on at least an annual basis the Company’s compliance with and changes to laws and regulations pertaining to taxes, export control, OSHA, worker’s compensation, and similar matters.

7. Reviewing and approving the Company’s disaster recovery and business continuity plan.

8. Overseeing the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and investments.

9. Establishing and monitoring the procedures for the receipt, retention, review and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

B. SEC Reports and Other Disclosures

      Specific responsibilities of the Committee in connection with SEC reports and other disclosures shall include those listed below.

1. Reviewing with management and the Company’s independent auditors as appropriate, before release and filing with the SEC:

a. the Company’s quarterly and annual financial statements, including any report or opinion by the independent auditors;

b. the Company’s earnings announcements;

c. the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s Forms 10-Q and 10-K, and in the Company’s registration statements under the Securities Act of 1933; and

d. The results of the independent auditors’ audit of the Company’s annual financial statements and the independent auditors’ review of the Company’s interim financial statements.

2. Recommending to the Board whether to include the Company’s audited financial statements in the annual report on Form 10-K.

3. Preparing annually a report for inclusion in the proxy statement for the Company’s annual meeting of stockholders, in accordance with then-applicable SEC rules and regulations.

C. Independent Auditors

      Specific responsibilities of the Committee in connection with the independent auditors shall include those listed below.

1. Appointing, determining the compensation and funding for and overseeing the work of any registered public accounting firm engaged to render an audit or perform other audit, review or attest services for the Company. Reviewing the independence, performance, experience and qualifications of the independent auditors. The Committee shall have sole authority to approve the hiring and firing of any such independent auditors and the independent auditors shall report directly to the Committee.

2. Obtaining and reviewing, on at least an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and proposed audit scope, setting the compensation and fees, and evaluating, discussing with the auditors and terminating, as necessary, any relationships or services that the Committee believes could compromise the objectivity and independence of the independent auditors.

3. Pre-approving all audit and permissible non-audit services to be provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is permissible) in accordance with applicable laws, and establishing pre-approval policies and procedures, as permitted by applicable law and the rules and regulations of the SEC, for the engagement of independent auditors to render services to the Company.

4. Discussing with the Company’s independent auditors the independent auditor’s annual audit plan, including the scope of audit activities, staffing of the audit and any other matters required to be discussed in accordance with Statement of Accounting Standard No. 61, as then applicable.

5. Obtaining and reviewing at least annually a report from the independent auditors addressing:

a. all critical accounting policies and practices to be used;

b. all alternative treatments within generally accepted accounting principles of material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

c. other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

d. any comments or recommendations of the independent auditors outlined in their annual management letter; and

e. the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Committee by each group.

6. Reviewing with management and the independent auditors the results of the annual audit of the Company, discussing significant issues, events and transactions, the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and resolving any disagreements among management and the independent auditors regarding financial reporting.

7. Discussing any comments or recommendations outlined in the annual report of the independent auditors, and establishing a schedule for implementing any recommended changes and monitoring the implementation.

8. Communicating with the Company’s independent auditors about the Company’s expectations regarding its relationship with the auditors, including the independent auditors’ ultimate accountability to the Committee, as representatives of the Company’s stockholders.

9. Monitoring and periodically considering the rotation of partners of the independent auditors on the Company’s independent audit engagement team as required by applicable law.

D. Other Duties and Responsibilities

      Specific responsibilities of the Committee in connection with other matters related to its activities shall include those listed below.

1. Consulting with the independent auditors at least once each quarter out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

2. Reviewing the necessity for a Company internal audit function, and reviewing, as applicable, the staffing of the Company’s internal audit department, or outsourced audit function, as the case may be, and any significant reports to management prepared by an internal audit function.

3. Reviewing and reassessing the adequacy of the Committee’s charter on at least an annual basis. Submitting the charter to the Company’s Board for review and approval and including a copy of the charter as an appendix to the Company’s proxy statement as required by the then-applicable rules and regulations of the SEC (currently, once every three years).

4. Reviewing developments in accounting principles, auditing standards, independence standards and reporting standards.

5. Performing any other activities required by applicable law, rules or regulations, including the rules of the SEC and any stock exchange or market on which the Company’s Common Stock is listed, and perform other activities that are consistent with this charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

Appendix B

Charter of the

Compensation Committee of the Board of Directors

I.	Purpose

      The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of FormFactor, Inc. (the “Company”) is to oversee the Company’s compensation policies and programs, to determine the compensation of the Company’s Chief Executive Officer and to review and approve the compensation of all other Executive Officers of the Company, and to administer the Company’s equity and benefit plans.

II.	Organizational Matters

A.	Membership

      All members of the Committee will be appointed at least annually by the Board, based on the recommendations of the Company’s Governance Committee. The members of the Committee shall serve at the discretion of the Board. The Committee shall consist of at least three members, with the exact number being determined by the Board. Each member of the Committee shall meet the following criteria (in each case to the extent that such requirement is effective from time to time):

1. Each member of the Committee shall be “independent” as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the “Rules”), except as otherwise permitted by such Rules;

2. Each member of the Committee shall be an “outside” director as defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended; and

3. Each member of the Committee shall be a “non-employee” director as defined by Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      Unless the Board designates a chair, the members of the Committee may designate a chair by majority vote of the Committee membership. A majority of the members of the Committee will constitute a quorum for the transaction of the business of the Committee.

B.	Funding

      The Company shall provide appropriate funding, as determined by the Committee, for payment of any advisors employed by the Committee pursuant to this Charter. The Company shall pay the ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out its duties.

C.	Compensation

      Members of the Committee shall receive such fees for their services as Committee members as may be determined by the Board. Members of the Committee may not receive any compensation from the Company except the fees that they receive for services as a member of the Board or any committee thereof.

D.	Investigations, Studies and Outside Advisors

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities with full access to all books, records, facilities and personnel of the Company.

The Committee, at the expense of the Company, may retain outside legal counsel (who may but need not be the regular corporate counsel to the Company), accountants or other advisors of its choice to assist it in connection with its functions, as it deems necessary or appropriate. The Committee shall have sole authority to approve fees and retention terms for such advisors.

E.	Delegation of Authority

      The Committee may, to the extent permitted under applicable law and regulations and the Company’s certificate of incorporation and bylaws, delegate to one or more designated members of the Committee the authority to perform specific duties and responsibilities of the Committee. The Committee may also, consistent with existing Board resolutions, delegate to each of the Company Chief Executive Officer and President the authority to grant options to non-executives of the Company within Committee parameters.

III.	Meetings and Reports

A.	Meetings

      The Committee will meet at least twice during the Company’s fiscal year and more frequently if and as the Committee determines to be appropriate. Meetings may be held telephonically. In lieu of a meeting, the Committee may also act by unanimous written consent.

B.	Minutes

      The Committee will maintain written minutes of its meetings, which minutes (and any action by unanimous written consent) will be filed with the minutes of the meetings of the Board.

C.	Reports

      The Committee shall report regularly (orally or in writing) to the Board (or the independent directors of the Board, as applicable) on such issues as the Committee may determine are necessary or appropriate in the discharge of its duties, or that the Committee believes, in its discretion, should be brought to the attention of the Board.

IV.	Authority, Responsibilities and Duties

      The Committee has the authority to undertake the specific duties and responsibilities listed below and such other specific duties as the Committee deems necessary to fulfill its purpose and as the Board may from time to time prescribe.

A.	Determination of Chief Executive Officer Compensation

      Specific responsibilities of the Committee in connection with chief executive officer compensation matters shall include those listed below.

1. Determining at least annually the goals, objectives, factors and criteria relevant to the compensation of the Company’s Chief Executive Officer.

2. Determining at least annually the compensation programs applicable to the Company’s Chief Executive Officer, including, without limitation, salary, bonuses and equity-based compensation.

3. Evaluating at least annually the performance of the Company’s Chief Executive Officer in light of the goals and objectives of the Chief Executive Officer.

4. Determining, based upon the pre-established compensation programs and the evaluation of the performance of the Company’s Chief Executive Officer and on at least an annual basis, the amount of salary, any bonuses and /or equity-based compensation to be awarded to the Chief Executive Officer for the applicable fiscal year. The discussion of compensation of the Company’s Chief Executive Officer shall be made outside of his /her presence.

5. Reporting to the Board the Committee’s decisions regarding the compensation of the Chief Executive Officer.

B.	Determination of Other Executive Officers’ Compensation

      Specific responsibilities of the Committee in connection with the compensation of other executive officers of the Company shall include those listed below.

1. Reviewing and approving at least annually the compensation policies/ programs applicable to the Company’s Executive Officers.

2. Assessing at least annually the performance evaluations of the Executive Officers.

3. Reviewing and approving, based upon the pre-established compensation policies/ programs and the evaluation of the performance of the Company’s Executive Officers and on at least an annual basis, the amount of salary, any bonuses and /or equity-based compensation to be awarded to the Executive Officers for the applicable fiscal year.

4. Reporting to the Board the Committee’s decisions regarding the compensation of the Executive Officers.

C.	Equity Incentive Plans/ Employee Benefit Plans

      Specific responsibilities of the Committee in connection with Equity Incentive Plans/ Employee Benefit Plans shall include those listed below.

1. Acting as administrator of the Company’s stock option plans, stock appreciation rights plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, 401(k) plan and similar employee benefit programs in effect from time to time (each individually a “Plan” and two or more collectively, the “Plans”). The Committee may, among other things: (i) establish guidelines and approve stock options, stock purchase rights and other grants and awards to eligible individuals; (ii) select participants and interpret the Plans and agreements thereunder; (iii) adopt, amend or terminate such stock options, stock purchase rights and other grants and awards, and any Plans, any sub-plan and any agreements thereof, subject to stockholder approval requirements under applicable Nasdaq rules; (iv) determine acceptable forms of consideration for stock acquired pursuant to the Plans; and (v) exercise such other power and authority as may be permitted or required under the Plans.

2. Reviewing and making recommendations to the Board, for its approval, any new Plan and changes in the number of shares reserved for issuance under each applicable Plan.

D.	Other Responsibilities

      Specific responsibilities of the Committee in connection with other matters related to its activities shall include those listed below.

1. Reviewing at least annually succession planning with regard to the Chief Executive Officer and the other Executive Officers.

2. Authorizing employment contracts or similar arrangements with the Chief Executive Officer or the other Executive Officers, including any indemnification agreements, severance agreements or change in control arrangements and any amendments, renewals or extensions thereof.

3. Reviewing and reassessing the adequacy of the Committee’s charter on at least an annual basis and recommending changes to the Company’s Board for approval.

4. Performing any other activities required by applicable law, rules or regulations, and such other activities that are consistent with this charter, the Company’s certificate of incorporation and bylaws and governing laws, as the Committee or the Board may deem necessary or appropriate.

Appendix C

Charter of the

Governance Committee of the Board of Directors

I.	Purpose

      The purpose of the Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of FormFactor, Inc. (the “Company”) is to oversee the Company’s corporate governance practices and the Company’s process for identifying, evaluating and nominating directors for service on the Board and its committees.

II.	Organizational Matters

A.	Membership

      All members of the Committee will be appointed at least annually by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall consist of at least three members, with the exact number being determined by the Board. Each member of the Committee shall meet the following criteria (in each case to the extent that such requirement is effective from time to time):

1. Each member of the Committee shall be “independent” as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the “Rules”), except as otherwise permitted by such Rules; and

2. Each member of the Committee shall be a “non-employee” director as defined by Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      Unless the Board designates a chair, the members of the Committee may designate a chair by majority vote of the Committee membership. A majority of the members of the Committee will constitute a quorum for the transaction of the business of the Committee.

B.	Funding

      The Company shall provide appropriate funding, as determined by the Committee, for payment of any advisors employed by the Committee pursuant to this Charter. The Company shall pay the ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out its duties.

C.	Compensation

      Members of the Committee shall receive such fees for their services as Committee members as may be determined by the Board. Members of the Committee may not receive any compensation from the Company except the fees that they receive for services as a member of the Board or any committee thereof.

D.	Investigations, Studies and Outside Advisors

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities with full access to all books, records, facilities and personnel of the Company. The Committee, at the expense of the Company, may retain outside legal counsel (who may but need not be the regular corporate counsel to the Company), accountants, search firms for identifying director candidates or other advisors of its choice to assist it in connection with its functions, as it deems necessary or appropriate. The Committee shall have sole authority to approve fees and retention terms for such advisors.

E.	Delegation of Authority

      The Committee may, to the extent permitted under applicable law and regulations and the Company’s certificate of incorporation and bylaws, delegate to one or more designated members of the Committee the authority to perform specific duties and responsibilities of the Committee.

III.	Meetings and Reports

A.	Meetings

      The Committee will meet at least twice during the Company’s fiscal year and more frequently if and as the Committee determines to be appropriate. Meetings may be held telephonically. In lieu of a meeting, the Committee may also act by unanimous written consent.

B.	Minutes

      The Committee will maintain written minutes of its meetings, which minutes (and any action by unanimous written consent) will be filed with the minutes of the meetings of the Board.

C.	Reports

      The Committee shall report regularly (orally or in writing) to the Board (or the independent directors of the Board, as applicable) on such issues as the Committee may determine are necessary or appropriate in the discharge of its duties, or that the Committee believes, in its discretion, should be brought to the attention of the Board.

IV.	Authority, Responsibilities and Duties

      The Committee has the authority to undertake the specific duties and responsibilities listed below and such other specific duties as the Committee deems necessary to fulfill its purpose and as the Board may from time to time prescribe.

A.	Corporate Governance

      Specific responsibilities of the Committee in connection with corporate governance matters shall include those listed below.

1. Regularly reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends and issues that may affect the business operations, performance, governance functions or public image of the Company.

2. Overseeing and reviewing the Company’s processes for providing information to the Board and its committees and for stockholders to send communications to the Board, and recommending any appropriate or necessary modifications to the Board for approval.

3. Reviewing and assessing on at least an annual basis the adequacy of the Company’s Statement of Corporate Code of Business Conduct, and its Statement of Financial Code of Ethics, and recommending any appropriate or necessary modifications to the Board for approval.

4. Assisting the Board and the Company in interpreting, monitoring and administering the Company’s Statement of Corporate Code of Business Conduct and its Statement of Financial Code of Ethics.

B.	Board and Committee Nomination and Evaluation

      Specific responsibilities of the Committee in connection with Board and committee nomination and evaluation matters shall include those listed below.

1. Making recommendations to the Board regarding the size, structure and composition of the Board and the Board’s committees.

2. Establishing procedures for the identification, evaluation and nomination of individuals to the Board, including the procedures to be followed by stockholders of the Company that wish to nominate individuals to the Board.

3. Determining at least annually the desired qualifications, expertise and characteristics of potential Board members and conducting searches for potential Board members with those attributes as necessary.

4. Identifying, evaluating and making recommendations to the Board of nominees for appointment to the Board and when a vacancy occurs on the Board by reason of disqualification, resignation, retirement, death or an increase in the size of the Board, including for the proposed slate of director nominees submitted for election at the Company’s annual meeting of stockholders.

5. Evaluating and making recommendations to the Board concerning the appointment of directors to Board committees and the selection of Board committee chairs.

6. Evaluating, at least annually, the composition and performance of the Board and the Board committees, and overseeing the Board and committee performance evaluation process.

7. Making recommendations to the Board regarding appropriate compensation of non-employee members of the Board and its committees.

C.	Other Responsibilities and Authority

      Specific responsibilities of the Committee in connection with other matters related to its activities shall include those listed below.

1. Reviewing matters pertaining to the integrity of the Board and management, including conflicts of interest, related-party transactions and adherence to standards of business conduct as required in the policies of the Company or by applicable laws and regulations, and approving all related-party transactions as such term is defined in the rules and regulations of the SEC.

2. Evaluating the need for director continuing education programs, including compliance with any applicable director continuing education requirements.

3. Reviewing and reassessing the adequacy of the Committee’s charter at least annually and recommending changes to the Board for approval.

4. Performing any other activities required by applicable law, rules or regulations, including the rules of the SEC and the rules of the principal exchange on which the Company’s common stock is traded, and performing other activities that are consistent with this charter, the Company’s certificate of incorporation and bylaws and governing laws, as the Committee or the Board may deem necessary or appropriate.

DETACH HERE

PROXY

FORMFACTOR, INC.

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

(This proxy is solicited on behalf of the Board of Directors of FormFactor, Inc.)

P R O X Y	The undersigned stockholder of FormFactor, Inc. hereby revokes all prior proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 13, 2004, appoints Stuart L. Merkadeau and Michael M. Ludwig, or either of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, par value $0.001 per share, of FormFactor, Inc. held of record by the undersigned stockholder at the close of business on April 8, 2004, at the 2004 Annual Meeting of Stockholders to be held at our offices, located at 2020 Research Drive in Livermore, California, on Thursday, May 13, 2004 at 3:00 p.m., Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned stockholder might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO VOTING CHOICE IS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS I NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSAL NO. 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

DETACH AND RETURN THIS PORTION ONLY

☒	Please mark votes as in this example.

FORMFACTOR, INC.

Your vote is important. Whether or not you plan to attend the 2004 Annual Meeting of Stockholders of FormFactor, Inc. in person, we urge you to complete, date, sign and promptly mail this proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares of our common stock may be represented at the Annual Meeting.

THE BOARD OF DIRECTORS OF FORMFACTOR RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS I NOMINEES LISTED BELOW TO THE BOARD OF DIRECTORS AND “FOR” PROPOSAL NO. 2.

							FOR	AGAINST	ABSTAIN
1.	To elect as Class I directors the following nominees: (01) Dr. Igor Y. Khandros, (02) Dr. William H. Davidow				2.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditor of FormFactor for the fiscal year ending December 25, 2004.	☐	☐	☐

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as written above

						Mark box at right if you plan to attend the Annual Meeting.			☐

						Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

This proxy must be signed for your instructions to be executed. Each joint owner should sign. Signatures should correspond with names printed on this proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title.

Please complete, date, sign and promptly mail this proxy promptly whether you plan to attend the Annual Meeting or not. If you do attend the Annual Meeting, you may vote in person if you desire.

Signature:	Date:	Signature:	Date: